                                                                     EXHIBIT 2.1

            -------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                                CERTICOM CORP.,

                            DRG ACQUISITION CORP.,

                           DRG RESOURCES GROUP INC.,

                                  JIM COWING,

                                MICHAEL HARRIS,

                                      and

                                    DAN MOY

            -------------------------------------------------------

                               September 7, 2000

            -------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER dated as of September 7, 2000 (the "Agreement", by and among CERTICOM CORP., a Yukon, Canada corporation
 ---------
("Certicom"), DRG ACQUISITION CORP., a Delaware corporation and wholly owned
 ---------
subsidiary of Certicom ("Merger Sub"), DRG RESOURCES GROUP INC., a Delaware
                         ----------
corporation (the "Company"), JIM COWING, an individual resident in the State of
                  -------
California ("Mr. Cowing"), MICHAEL HARRIS, an individual resident in the State
             ----------
of California ("Mr. Harris"), and DAN MOY, an individual resident in the State
                ----------
of California ("Mr. Moy").
                -------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company is engaged, and its predecessor Digital Resources Group, LLC (the "LLC") previously has engaged, in the businesses of information security consulting and recruiting (such businesses, and any other lines of business derived from such businesses, are referred to as the "Business");
                                                               --------

     WHEREAS, the Company's issued and outstanding share capital consists of five thousand (5,000) shares of common stock (the "Company Stock"). In addition,
                                                   -------------
the Company has granted to certain of its employees options to purchase shares of Company Stock pursuant to the Company's 2000 Stock Option Plan (the "Company
                                                                        -------
Option Plan") and such options are hereinafter referred to as the "Company Stock
-----------                                                        -------------
Options."
-------

     WHEREAS, each of the Boards of Directors of Merger Sub and the Company has determined that the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation"),
                                                      ---------------------
upon the terms and subject to the conditions set forth in this Agreement, is fair to and in the best interests of its shareholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, Mr. Cowing, Mr. Harris, and Mr. Moy (collectively, the "Shareholders") own all of the issued and outstanding shares of Company Stock
 ------------
and desire to enter into this Agreement and consummate the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

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                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.  Upon the terms and subject to the conditions set forth in
          ----------
this Agreement and in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), at the
      ----                                                  ----
Effective Time (as defined in Section 1.3), the Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate
                           ------
corporate existence of the Merger Sub shall cease, and the Company shall continue as the Surviving Corporation.

     1.2  Time and Place of Closing.  Unless this Agreement shall have been
          -------------------------
terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, the closing of the Merger (the "Closing") shall take
                                                         -------
place at 10:00 a.m., Pacific Standard Time, on the first business day after the satisfaction (or waiver) of the conditions precedent set forth in Article VII (or as soon as practicable thereafter), at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, 7th Floor, San Francisco, California 94111-4065, unless the parties shall agree upon another date, time or place (the day on which the Closing takes place being the "Closing Date").
                 ------------

     1.3  Effective Time of the Merger.  As soon as practicable following the
          ----------------------------
Closing, the parties will cause a Certificate of Merger (the "Certificate of
                                                              --------------
Merger") to be executed, acknowledged and filed with the Secretary of State of
------
Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").
                                         --------------

     1.4  Effects of the Merger.  The effects of the Merger shall be as provided
          ---------------------
in the Certificate of Merger and the applicable provisions of the CGCL and the DGCL. Without limiting the immediately foregoing sentence, all properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5  Directors and Officers.  The directors of Merger Sub in effect at the
          ----------------------
Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until each such director's successor is duly elected or appointed and qualified. The officers of Merger Sub in effect at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until each such officer's successor is duly elected or appointed and qualified.

     1.6  Certificate of Incorporation; Bylaws.  At the Effective Time, the
          ------------------------------------
Certificate of Incorporation and the Bylaws of the Merger Sub shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until duly amended as provided therein or by applicable law.

     1.7  Conversion of Shares.  The shares of the Company, the Merger Sub, and
          --------------------
Certicom shall be converted in the Merger as follows:

          (a)  Company Value.  The Company shall be valued at twelve million
               -------------
five hundred thousand dollars (US $12,500,000).

          (b)  Company Stock.  Subject to the terms of this Agreement, at the
               -------------
Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, Certicom or the holders of any Company Stock, each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the Company's treasury or by any subsidiary of the Company, (ii) any Company Dissenting Shares (as defined in Section 1.10) and (iii) shares held by Certicom, Merger Sub or any other subsidiary of Certicom) shall be cancelled and converted into the right to receive, subject to the indemnification and escrow provisions of this Agreement, that number of Certicom Common Shares (as hereinafter defined) obtained by dividing US$12,500,000 by the average of the Closing Share Price of Certicom Common Shares for the twenty (20) trading days ending two business days prior to the Closing Date (the "Average Closing Price"); provided, however, that the Average
                   ---------------------    -----------------
Closing Price shall be deemed to be no less than US$26.88 per share and no greater than US$36.78 per share. Such Certicom Common Shares, subject to such indemnification and escrow provisions, are collectively referred to herein as the "Merger Consideration." The Merger Consideration shall be allocated and
     --------------------
fractional Certicom Common Shares shall be rounded as set out on Exhibit A.
                                                                 ---------

          (c)  Conversion of Merger Sub Shares.  At the Effective Time, each
               -------------------------------
share of Common Stock of Merger Sub shall be converted into one (1) issued and outstanding fully paid and nonassessable share of common stock of the Surviving Corporation, and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time.

          (d)  Company Treasury Shares.  At the Effective Time, each share of
               -----------------------
Company Stock held in the Company's treasury or owned by any subsidiary of the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (e)  Shares Owned by Certicom and Merger Sub.  At the Effective Time,
               ---------------------------------------
each share of Company Stock owned by Certicom, Merger Sub or any subsidiary of Certicom or Merger Sub immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (f)  Company Stock Options.  At the Effective Time, Certicom shall
               ---------------------
assume the Company Stock Options in accordance with Section 6.6 hereof.

          (g)  Hold Period.  Seventy-Five percent (75%) of the aggregate number
               -----------
of Certicom Common Shares initially issued to each Shareholder upon the cancellation and conversion of the Company Stock shall be subject to a hold period and may not be transferred, traded or otherwise disposed of during such hold period without the written consent of Certicom. The hold period shall expire as to six and one-quarter percent (6.25%) of the aggregate number of Certicom Common Shares initially issued to each Shareholder on the seven-month anniversary of the Closing Date and a further six and one-quarter percent (6.25%) of the aggregate number of Certicom Common Shares initially issued to each Shareholder upon the expiry of each one-month period thereafter so that the hold period shall expire entirely on the eighteen month anniversary of the Closing Date. The Certificates representing the foregoing Certicom Common Shares shall bear legends to the foregoing effect. Certicom will not register a transfer of Certicom Common Shares unless the foregoing conditions are satisfied, and Certicom may instruct its transfer agent not to register the transfer of any Certicom Common Shares unless the foregoing conditions are satisfied.

     1.8  Delivery of Certificates.
          ------------------------
          (a)  Exchange Procedures.  At the Closing or as soon as practicable
               -------------------
thereafter, each Shareholder shall deliver to Certicom a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (each, a "Certificate" and collectively, the
                                              -----------
"Certificates") held by such Shareholder endorsed by such Shareholder. Upon
 -------------
delivery to Certicom of a Certificate for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Certicom Common Shares which such holder has the right to receive pursuant to the provisions of subsection 1.7 less such holder's pro rata portion of the Escrow Shares (as defined in Section 1.9), and the Certificate or Certificates so surrendered shall immediately be cancelled. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective

Time to represent only the right to receive upon such surrender the certificate representing Certicom Common Shares contemplated by this Section 1.8.

          (b)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Certicom Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Certicom Common Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Certicom Common Shares issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such Certicom Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Certicom Common Shares.

          (c)  No Further Rights in Company Stock.  All Certicom Common Shares
               ----------------------------------
issued upon conversion of any Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares (except as otherwise expressly provided in this Agreement).

     1.9  Escrow.  At the Closing, Certicom will deposit into escrow (the
          ------
"Escrow"), on behalf of the shareholders of the Company entitled to receive the
 ------
Merger Consideration, certificates representing twenty-five percent (25%) of the aggregate number of Certicom Common Shares to be issued to such Shareholders at the Effective Time (the "Escrow Shares"). The Escrow Shares shall be shares
                         -------------
subject to the Hold Period set forth in Section 1.7(g). The Escrow Shares shall be held by Certicom (in this capacity, the "Escrow Agent") in accordance with
                                            ------------
and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement"). The Escrow Shares shall be held
   ---------              ----------------
as collateral for the indemnification obligations of the persons who were shareholders of the Company immediately prior to the Effective Time under
Article IX of this Agreement.

     1.10 Dissenting Shares.  Any holder of Company Stock issued and outstanding
          -----------------
immediately prior to the Effective Time with respect to which appraisal and/or dissenter's rights, if any, are available by reason of the Merger pursuant to
Section 262 of the DGCL or Section 1300 of the CGCL ("Company Dissenting
                                                      ------------------
Shares") shall not be entitled to receive any payment or Certicom
------

Common Shares in respect of such Company Stock pursuant to subsection 1.7, unless such holder fails to perfect, effectively withdraws or loses its appraisal rights and/or rights to dissent from the Merger. Such holder shall be entitled to receive only such rights as are granted under Section 262 of the DGCL and Section 1300 of the CGCL. If any such holder fails to perfect, effectively withdraws or loses such appraisal and/or dissenter's rights under the DGCL or the CGCL, such Company Dissenting Shares shall thereupon be deemed to have been cancelled and converted in accordance with subsection 1.7(a). Any payments made with respect to Company Dissenting Shares shall be made solely by the Surviving Corporation, and no funds or other property have been or shall be provided by Certicom or any of Certicom's other direct or indirectly subsidiaries for such payment.

     1.11  Tax Treatment.  The parties intend that the Merger shall qualify as a
           -------------
reorganization within the meaning of Section 368(a) of the Internal Revenue Code as amended (the "Code"), but each party will bear such party's own risk of the
                 ----
consequences if it should not qualify as a reorganization within the meaning of
Section 368(a) of the Code. No party will have any liability to any other because of any failure so to qualify, and failure so to qualify will not be grounds for rescission, termination or any other legal or equitable relief.

     1.12  Definitions.  For purposes of this Agreement, the following
           -----------
capitalized terms shall have the following meanings:

     "Adjusted Net Worth" shall mean the Company's net worth as of the Closing
      ------------------
Date and as calculated in accordance with the United States generally accepted accounting principles, except that accounts receivable shall be limited to accounts receivable as of the Closing Date which are actually collected during the 180 day period commencing on the Closing Date.

     "Affiliate" means, with respect to any Person, any other Person that,
      ---------
directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "Assets" mean all personal property, equipment, goodwill, cash, cash
      ------
equivalents, cash deposits, marketable securities, investments, books and records, accounts, notes and other receivables, rights to Intellectual Property, contractual and other rights, claims and interests and all other assets and rights of the Company, including, without limitation, all assets and rights of the Company which are specifically referred to or reflected in the Financial Statements.

     "Certicom Common Shares" shall mean common shares in the capital of
      ----------------------
Certicom.

     "Certicom Material Adverse Effect" means any material adverse change in, or
      --------------------------------
material adverse effect on, the business, assets, prospects, results of operations or financial or other condition of Certicom and its subsidiaries (taken as a whole), or any event or circumstance which would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement.

     "Closing Share Price" means the last reported closing trade price of
      -------------------
Certicom's Common Shares, as listed on the NASDAQ National Market and reported by Bloomberg Financial Markets ("Bloomberg"), or if the NASDAQ National Market
                                 ---------
operates on an extended hours basis and does not designate the closing trade price, then the last trade price of Certicom's Common Shares prior to 4:00:00 p.m. Eastern Time, as reported by Bloomberg, for the date in question.

     "Company Material Adverse Effect" means (i) any material adverse change in,
      -------------------------------
or material adverse effect on, the business, assets, prospects, results of operations or financial or other condition of the Company or (ii) any event or circumstance that is or would reasonably be likely to prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement.

     "Encumbrance" shall mean and include any mortgage, pledge, claim, charge,
      -----------
lien, encumbrance, interest, option, right of first refusal, restriction, condition, violation, security interest or assessment of any nature affecting in any way the assets or property involved.

     "Escrow Agreement" means the Escrow Agreement attached hereto as Exhibit B.
      ----------------                                                ---------

     "Financial Statements" shall mean the unaudited financial statements of the
      --------------------
LLC's operations for the six months ending June 30, 2000.

     "Governmental Entity" shall mean any federal, state or provincial
      -------------------
governmental authority, court, administrative agency or commission or other governmental or regulatory body or entity.

     "Intellectual Property" means any patent, copyright, trademark, trade name,
      ---------------------
service mark, logo, Internet domain name or industrial design, any registrations thereof and pending applications therefor (to the extent applicable), any other intellectual property right (including, without limitation, any invention, know-how, trade secret, formula, algorithm, process, confidential or proprietary report or information, customer list or membership list, any computer program, software, source code, object code, database or data right, and any system, user, programmer, maintenance, installation or other form of documentation or other material related thereto), any license or other contract relating to any of the foregoing, and any goodwill associated with any business owning, holding or using any of the foregoing.

     "Law" shall mean any statute, law, ordinance, rule, regulation or
      ---
administrative ruling or any governmental permit, franchise or license or any injunction, judgment, order or consent or similar decree or agreement, whether federal, state, local or foreign.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, trust, unincorporated association or other entity or organization, including any Governmental Entity.

     "Shareholder" means a holder of Company Stock.
      -----------

     "Taxes" shall mean (A) all taxes, charges, fees, levies, or other similar
      -----
assessments, including without limitation, income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, estimated and franchise taxes imposed on the Company or its Assets by the United States, any state, local, or foreign government, or any subdivision, agency, or other similar entity of the United States, or any such government, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof, and
(B) any Taxes (as defined in clause (A)) for which the Company is liable as a transferee, indemnitor, guarantor, surety or in a similar capacity under any law, contract, arrangement, understanding or commitment, whether oral or written, or by reason of having been a member of any affiliated, consolidated, combined or unitary group.

     "Tax Returns" shall mean any report, return, statement, or other
      -----------
information required to be supplied to a federal, state, local or foreign taxing authority in connection with Taxes.

                                  ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY AND THE SHAREHOLDERS

     Except as set forth in the Schedule of Exceptions delivered to Certicom on the date hereof (the "Schedule of Exceptions"), the Company and the Shareholders
                      ----------------------
hereby jointly and severally represent and warrant to Certicom and Merger Sub as follows:

     2.1  Organization, Standing and Power.  The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties (including, without limitation, the Assets) and to carry on its business as now being conducted (including, without limitation, the Business). The Company is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so qualified would not result in a Company Material Adverse Effect.

     2.2  Authority and Enforceability.  The Company has all requisite corporate
          ----------------------------
power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of the Company and the shareholders of the Company. Without limiting the generality of the foregoing sentence, (a) the board of directors of the Company has (i) unanimously approved this Agreement; and (ii) determined that the Merger is in the best interest of the Shareholders and is on terms that are fair to such Shareholders; and (b) holders of the requisite number of shares of Company Stock under the DCGL and of the CGCL and the Certificate of Incorporation and Bylaws of the Company have duly and irrevocably approved this Agreement, the Agreement of Merger and the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2.3  Subsidiaries.  The Company does not, directly or indirectly, (a) own
          ------------
or hold beneficially or of record any shares of capital stock, equity interest or any other security of any other entity or (b) have any other investment in any other entity.

     2.4  Capital Structure.
          -----------------

          (a) The authorized capital stock of the Company consists of one hundred thousand (100,000) shares of Company Stock. As of the date hereof, there are five thousand (5,000) shares of Company Stock issued and outstanding.
Section 2.4 of the Schedule of Exceptions delivered to Certicom on the date hereof (the "Schedule of Exceptions") sets forth a true, correct and complete
             ----------------------
list, as of the date hereof, of the names and addresses of all of the Shareholders and the respective types and numbers of Company Stock held by each. All outstanding shares of Company Stock have been validly authorized and issued and are fully paid, non-assessable and free of preemptive or similar rights. There are no shares of Company Stock held by the Company in its treasury.

          (b) Section 2.4 of the Schedule of Exceptions sets forth a true, correct and complete list, as of the date hereof, of the name of each holder of a Company Stock Option and the number of shares of Company Stock that may be acquired on exercise thereof, and indicating the portion of such Company Stock Options that are vested and also indicating the additional portion of such Company Stock Options that will be vested prior to the Effective Time. Except as specified in Section 2.4 of the Schedule of Exceptions, all of the Company Stock Options are Incentive Stock Options within the meaning of the Code. Except for the Company Stock Options, there are no (i) options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or the LLC is a party or any one or more of the Shareholders is a party or by which the Company, the LLC or any of the Shareholders may be bound requiring it, him or them to issue, transfer, dispose of, sell, purchase, redeem or otherwise acquire (or to refrain from doing any of the foregoing) any shares of Company Stock or any other shares of capital stock or other securities of the Company or its successors or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other securities of the Company or its successors, or other ownership interests in the Company or its successors, or (ii) stockholders agreements, voting trusts or other agreements or understandings to which the Company, the LLC or any of the Shareholders is a party or by which the Company or any of the Shareholders may be bound relating to the voting of, or placing any restrictions on, any shares of the capital stock of the Company or its successors.

     2.5  Title to Assets; Condition; Sufficiency of Assets.
          -------------------------------------------------

          (a)  Title to Assets; Condition.  Except as otherwise expressly
               --------------------------
permitted pursuant to the last sentence of Section 2.16 with respect to real property, (i) the Company owns beneficially and of record, and has good and marketable title to, the Assets, free and clear of any Encumbrances and (ii) upon consummation of the transactions contemplated at the Closing, the Company will still have good and marketable title to the Assets, free and clear of any

Encumbrance. All tangible Assets, if any, are in good working condition and repair, except for reasonable wear and tear.

          (b)  Sufficiency of Assets.  The Assets include substantially all the
               ---------------------
assets and properties used or employed by the Company or previously used or employed by the LLC in the Business as presently conducted. Immediately after giving effect to the Merger and the consummation of the other transactions contemplated pursuant to this Agreement to be effected at the Closing, the Surviving Company (i) will have all right, title, and interest in and to, or will have a valid right to use, substantially all of the assets (including, without limitation, Intellectual Property), properties, equipment, licenses and rights owned, used, employed or retained by the Company and previously owned, used, employed or retained by the LLC, in the conduct of its business prior to the date hereof, and (ii) will have all assets (including, without limitation, Intellectual Property), properties, equipment, licenses and rights that are reasonably necessary to carry on the business and operations of the Business after the Closing Date in substantially the same manner as presently conducted by the Company and previously conducted by the LLC. Neither the Company nor any of the Shareholders knows that any employee or any subcontractor, consultant, independent contractor, software developer or similar Person will not continue his, her or its employment or other relationship with the Surviving Company.

     2.6  No Violations Resulting From Transactions.  The execution and delivery
          -----------------------------------------
by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, as amended through the date hereof, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity other than: (i) the office of the California Secretary of State and the Delaware Secretary of State; and (ii) such filings, authorizations, orders and approvals as may be required under the Securities Act (Ontario), any other applicable federal, provincial or state securities laws and the rules of The Toronto Stock Exchange, (c) result in or constitute a Default (as defined in subsection 2.18(b)), or require any consent or approval of or notice to any Person, or result in the creation of any Encumbrance, under or pursuant to (i) any of the Contracts listed in Section 2.18 of the Schedule of Exceptions or
(ii) any other material agreement to which the Company is a party or by which it or any of its Assets may be bound, or (d) violate any Law applicable to the Company or by which it or any of its Assets may be bound.

     2.7  Compliance with Laws.  The Company is, and the Company and the LLC at
          --------------------
all times have been, in material compliance with all Laws applicable to the Company or the LLC or to the conduct of the business or operations of the Company or the LLC or the use of their respective properties (including any leased properties) and assets, and neither the Company nor the LLC has received, and does not know of the issuance or threatened issuance by any Governmental Entity, of any notices of violation or alleged violation of any Law applicable to the Company or the LLC. The manner in which each of the Company and the LLC has manufactured, packaged, shipped, advertised, labeled and sold its products complies in all material respects with all applicable Laws pertaining thereto.

     2.8  Litigation.  There is no action, suit, claim, investigation or
          ----------
proceeding, whether at law or in equity (each, a "Legal Proceeding"), pending
                                                  ----------------
or, to the knowledge of the Company or any of the Shareholders, threatened that questions the validity of this Agreement or any action taken or to be taken by the Company or any of the Shareholders in connection with the consummation of the transactions contemplated hereby or thereby. Section 2.8 of the Schedule of Exceptions sets forth a true, accurate and complete list, and a brief description (setting forth the names of the parties involved, the court or other governmental or mediating entity involved, the relief sought and the substantive allegations and the status thereof), of (a) each material Legal Proceeding pending or, to the knowledge of the Company or any of the Shareholders, threatened against or affecting the Company, the LLC or any of the Assets or any assets of the LLC, (b) each pending Legal Proceeding against or affecting the Company, the LLC, or any of the Assets or any assets of the LLC which is brought in the form of a class action or a purported class action, and (c) each group of two or more Legal Proceedings which (i) arise out of a common set of facts, events or circumstances, have substantially similar allegations or seek substantially similar relief and (ii) when taken together as such a group, could reasonably be expected to result in a Company Material Adverse Effect. None of the matters listed in Section 2.8 of the Schedule of Exceptions could, if adversely determined, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company and each of the Shareholders, no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any claim or Legal Proceeding, other than those listed in Section 2.8 of the Schedule of Exceptions, which is or would reasonably be likely to result in a Company Material Adverse Effect. There is no outstanding or, to the knowledge of the Company or any of the Shareholders, threatened, judgment, injunction, order or consent or similar decree or agreement of any Governmental Entity against, naming the Company, the LLC, or, to the knowledge of the Company or any of the Shareholders, affecting any of its Assets or any assets of the LLC.

     2.9  Taxes.
          -----

          (a)  Payment of Taxes; Tax Returns.  All Taxes with respect to any
               -----------------------------
periods ending on or before the Closing Date which are due and payable (whether or not shown on any Tax Return) by either the Company or the LLC have been paid in full and no such Taxes remain outstanding. The Company has established, and prior to the Closing Date will have established, current accruals that are adequate for the payment of all Taxes payable by it or the LLC which are not yet due and payable with respect to its results of operations for all periods ending on or before the Closing Date. Each of the Company and the LLC has filed all Tax Returns required to have been filed by it prior to the date hereof and no extension of time for filing a Tax Return is presently in effect. The Tax Returns that have been filed by the Company and the LLC have been accurately prepared, duly and timely filed and are correct and complete in all material respects. Each of the Company and the LLC has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid to or owing to any employee, independent contractor, creditor or any other third party.

          (b)  Tax Audits.  There has been no examination by any Tax authority
               ----------
of any return of the Company or the LLC or of any other person, firm or corporation for which the Company or the LLC is liable, during the past two (2) years, and there are no audits, actions, suits, proceedings, investigations or claims now pending or threatened against the Company or the LLC in respect of any Taxes.

     2.10 Employees.  Section 2.10 of the Schedule of Exceptions sets forth a
          ---------
true, correct and complete list of all employees of the Company as of the date hereof and all Contracts and other agreements with such employees.

     2.11 Financial Advisors.  (a) No Person has acted directly or indirectly as
          ------------------
a broker, finder or financial advisor for or to the Company, the LLC or any of the Shareholders in connection with the negotiations relating to or the transactions contemplated by this Agreement, and (b) no Person is entitled to any fee or commission or like payment, or expense reimbursement, in respect of this Agreement or any of the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made by or on behalf of the Company, the LLC or any of the Shareholders.

     2.12 Financial Statements.
          --------------------

          (a) Section 2.12 of the Schedule of Exceptions sets forth true, correct and complete copies of the Financial Statements.

           (b) The Financial Statements (i) were prepared in accordance with the cash basis method of accounting applied in a consistent manner, provided that accounts receivable from customers, salaries, taxes and accounts payable to consultants are accrued in accordance with generally accepted accounting principles consistently applied, (ii) are complete and correct in all material respects and (iii) present fairly the consolidated financial position, results of operations and changes in financial position or cash flows, whichever is applicable, of the LLC as of the dates and for the periods indicated.

     2.13  No Undisclosed Liabilities.  Neither the Company nor the LLC has had
           --------------------------
any indebtedness, obligation or liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the knowledge of the Company and each of the Shareholders, there is no basis for the assertion of any claim or liability of any nature against the Company or the LLC, which was not fully reflected in, reserved against or otherwise described in the balance sheet included in the Financial Statements. Since June 30, 2000, neither the Company nor the LLC has incurred any indebtedness, obligation or liability of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) that would be required to be disclosed on a balance sheet prepared in accordance with the methodology described in Section 2.12(b), other than those which (x) are incurred in the ordinary course of business consistent with past practice, and (y) would not, in the aggregate, result in a Company Material Adverse Effect.

     2.14  Absence of Certain Developments.  Since June 30, 2000, (a) there has
           -------------------------------
been no event, condition or statement of facts of any character that has had or could have a Company Material Adverse Effect, (b) neither the LLC nor the Company nor any of the Shareholders has taken any action that would have been prohibited by Section 5.1 had that Section been effective since such date and
(c) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than U.S. $5,000 for any single loss or U.S. $10,000 for all such losses.

     2.15  Intellectual Property.
           ---------------------

           (a)  List of Intellectual Property; Sufficiency.  Section 2.15 of the
                ------------------------------------------
Schedule of Exceptions sets forth a true, correct and complete list of all reasonably identifiable and material Intellectual Property which is either owned by the Company, licensed by the Company or otherwise used in the Business (other than computer software which is generally available to the public and the use rights to which were legally acquired by the Company for free, through established retail facilities or by download from the Internet) by the Company or previously used by the LLC and indicates, with respect to each item of Intellectual Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the date(s) of any licenses or other agreements or contracts with respect thereto. The Company owns or has the lawful right to use all Intellectual Property necessary for the conduct of the Business as now conducted by the Company and also as previously conducted by the LLC.

          (b)  Title; Validity; Pending Applications; Infringements.  Except as
               ----------------------------------------------------
set forth in the Schedule of Exceptions:

               (i) The Company has full legal and beneficial ownership (free and clear of any and all Encumbrances) of, or a valid right to use (free of any material restriction not entered into in the ordinary course of business), all Intellectual Property necessary for the conduct of the Business, and neither the Company nor any of the Shareholders has received any notice or claim (whether written, oral or otherwise) challenging either the Company's or the LLC's ownership or rights in such Intellectual Property or suggesting that any other Person (except, under certain circumstances, the licensor thereof) has any claim of legal or beneficial ownership with respect thereto;

               (ii) All Intellectual Property of the Company is legally valid and enforceable without any material qualification, limitation or restriction on its use, and the Company has not, directly or indirectly through any of its Affiliates or representatives, nor has the LLC or any of the Shareholders, received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any such Intellectual Property;

               (iii) With respect to any Intellectual Property of the Company for which registration with any private or governmental Person is permitted, but which has not yet been registered, all applications with respect thereto, the filing of which would be reasonably prudent, have been filed and are pending and in good standing and are without challenge of any kind;

               (iv) To the knowledge of the Company and each of the Shareholders, neither the Business nor any of the operations, products or services of the Company or the LLC conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title or interest held by any other person or entity, and there have been no claims made with respect thereto; and

               (v) To the knowledge of the Company and each of the Shareholders, no other Person is infringing in any material respect on any part of the Intellectual Property listed in Section 2.15 of the Schedule of Exceptions.

          (c)  Preservation of Intellectual Property.  Neither the Company nor
               -------------------------------------
the LLC has conducted the Business, and has not used or enforced (or failed to use or enforce) any Intellectual Property, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intellectual Property listed in Section 2.15 of the Schedule of Exceptions, and neither the Company nor the LLC has taken or failed to take any action that would result in the forfeiture or relinquishment of any Intellectual Property used in the conduct of the Business. Neither the Company nor any of the Shareholders knows of any new developments in any of the Intellectual Property owned, created or used by the Company or its competitors or the LLC that might reasonably be expected to result in a Company Material Adverse Effect.

          (d)  Protection and Maintenance of Intellectual Property.  Each of the
               ---------------------------------------------------
Company and the LLC (i) has taken all reasonable steps to (A) protect the Company's rights to the Intellectual Property listed in Section 2.15 of the Schedule of Exceptions and (B) prevent the unauthorized use thereof by, or the unauthorized disclosure thereof to, any other Person, and (ii) shall use all reasonable efforts to maintain, or cause to be maintained, the Intellectual Property listed in Section 2.15 of the Schedule of Exceptions in full force and effect through the Closing and, without limitation, has renewed or has made, and will make within an applicable renewal period ending on or prior to the Closing, application to renew all of such Intellectual Property subject to expiration on or prior to the Closing. Neither the Company nor the LLC nor any of the Shareholders, nor any of their respective Affiliates, has granted to any other Person any rights or permissions to use any of the Intellectual Property listed in Section 2.15 of the Schedule of Exceptions. With respect to any part of the Intellectual Property which was created by the Company or the LLC or any of their respective agents or representatives (e.g., any copyrights, know-how, trade secret, trade right or confidential or proprietary report or information of the Company or the LLC), (i) no third party has any rights (whether non-exclusive or otherwise) in such Intellectual Property and, except pursuant to reasonably prudent safeguards, no third party has received any confidential information relating to such Intellectual Property, (ii) neither the Company nor the LLC is under any contractual or other obligation to disclose to any third party any such Intellectual Property except pursuant to prudent and reasonable safeguards, and (iii) there are no known significant defects therein and such Intellectual Property substantially conforms to all documentation and materials produced by the Company or the LLC which describe such Intellectual Property.

     2.16  Real Property.  Section 2.16 of the Schedule of Exceptions sets forth
           -------------
an accurate and complete list of all real property which the Company owns or has the right to acquire or in which the Company has a leasehold interest. The Company has a good and marketable title in each parcel of real property owned by it and a good and valid leasehold interest in each parcel of real property leased by it, in the case of each parcel of real property free and clear of all Encumbrances, except those Encumbrances which do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof.

     2.17  Insurance.  The Company currently maintains, and as of the Effective
           ---------
Time will maintain, valid insurance policies, which policies provide coverage for the Company and the operations conducted by the Business that is customary in scope and amount for persons conducting business or owning assets similar to the Company. There are no pending material claims against such insurance by the Company or the LLC or any of their respective Affiliates as to which the applicable insurers have denied coverage. In addition, there exist no material claims under such insurance that have not been properly filed by the Company or the LLC or one of their respective Affiliates. During the past two years, neither the Company nor the LLC has been refused any insurance coverage by any insurer from which the Company or the LLC has sought coverage.

     2.18  Material Contracts.
           ------------------

           (a)  List of Material Contracts.  Section 2.18(a)(1) of the Schedule
                --------------------------
of Exceptions sets forth a true, correct and complete list (including the title, the date, the parties and a list of any amendments, modifications or supplements thereto) of all material agreements and other contracts to which either the Company or the LLC is a party or by which the Company or the Assets or the LLC or its assets may be bound ("Contracts"). Except as stated in Section 2.18(a)(2)
                             ---------
of the Schedule of Exceptions, neither the Company nor the LLC is a party to, nor are any of the Assets or the assets of the LLC bound by, any (i) contract not made in the ordinary course of business or the performance of which will extend over a period greater than thirty (30) days and which is not cancelable by the Company without penalty; (ii) employment, consulting, independent contractor, non-competition, severance, golden parachute or indemnification contract; (iii) advertising, public relations, franchise, distributorship or sales agency contract; (iv) contract involving the commitment or payment in excess of U.S. $10,000 for the future purchase of services, properties, materials or equipment; (v) contract among stockholders to which the Company, the LLC or any of the Shareholders is a party or granting a right of first refusal or for a partnership or for a joint venture or for the acquisition, sale or lease of any properties or assets of the Company; (vi) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar contract with respect to any property of the Company; (vii) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of contract; (viii) retainer contract with investment bankers, attorneys, accountants, actuaries, appraisers or other professional advisers; (ix) contract or agreement with any Governmental Entity; (x) contract which would be reasonably likely to limit or restrain the Company, the LLC or any of the Shareholders from engaging in any line of business, competing with any Person or conducting business in any particular geographic area, (xi) software development agreement or any other similar agreement to which the Company or the LLC, or any entity acting on behalf of the Company or the LLC, is a party, (xii) contract the performance or nonperformance of which by the Company or the LLC would reasonably likely cause a Company Material Adverse Effect, or (xiii) commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to Certicom true, correct and complete copies of the Contracts listed in Section 2.18 of the Schedule of Exceptions, together with all amendments, modifications and supplements thereto and side letters to which either the Company or the LLC is a party affecting the obligations of any party thereunder. No Person holds a power of attorney to act on behalf of the Company or the LLC.

          (b)  Enforceability; Defaults; Consents; Impending Terminations; Etc.
               ----------------------------------------------------------------
Except as Set Forth in the Schedule of Exceptions:
-------------------------------------------------

               (i) Each Contract is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

               (ii) No Default (as defined below) exists under any Contract either by the Company or the LLC or, to the knowledge of the Company or any of the Shareholders, by any other party thereto;

               (iii) Neither the Company nor any of the Shareholders is aware of the assertion by any third party of any claim of Default or breach under any Contract;

               (iv) With respect to Contracts that were assigned or subleased to the Company by the LLC or any other third party, all necessary consents to such assignments or subleases have been obtained; and

               (v) Neither the Company, nor the LLC nor any of the Shareholders has been notified during the preceding ninety (90) days by any customer, licensor, licensee, supplier or key employee of the Company or the LLC that it has or that it intends to either (A) terminate or significantly change its existing business relationship with the Company or the LLC, either now or in the foreseeable future, or (B) not renew or extend its existing business relationship with the Company or the LLC at the end of the term of any existing contractual or other arrangement such person or entity may have with the Company or the LLC.

     For purposes of this Agreement, the term "Default" means, with respect to
                                               -------
any Contract, (x) any material breach of or default under such Contract, (y) any event which could (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration or any obligation to repay with respect to such Contract, or (z) any event which could result in either a material increase in the obligations or liabilities of, or a loss of any material benefit to which, the party in question or any of its affiliates may be entitled or subject to under such Contract.

          (c)  Certain Agreements.  Neither the execution and delivery of this
               ------------------
Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or the LLC, (ii) materially increase any benefits otherwise payable under any Benefit Plan (as defined in Section 2.24) or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Each of the Company and the LLC is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. The Company believes it has satisfactory labor relations; nothing has come to the attention of the Company or any of the Shareholders as a result of the negotiation or entering into of this Agreement that would lead the Company or any of the Shareholders to believe that the consummation of the transactions contemplated hereby will have a Company Material Adverse Effect on labor relations. Except as set forth in the Schedule of Exceptions, neither the Company nor the LLC has employment contracts or material consulting agreements currently in effect that are not terminable at will or upon reasonable notice (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions), except as such termination rights are limited under applicable employment laws.

     2.19  Related Party Transactions.  Except as set forth in the Schedule of
           --------------------------
Exceptions, no Shareholder, director, officer, partner, employee, member, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended) of the Company or the LLC (a) since May 27, 1998, has lent or borrowed any monies to or from or has outstanding any indebtedness or other similar obligations to the Company, (b) to the knowledge of the Company and each of the Shareholders, owns any direct or indirect interest of any kind (except with respect to the ownership of not more than one percent (1%) of any class of equity security in a publicly-held company) in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or the LLC, (c) is otherwise a party to, or since May 27, 1998, has been a party to, any contract, arrangement or understanding with the Company or the LLC or (d) to the knowledge of the Company or any of the Shareholders, owns or has any rights in any assets (including, without limitation, Intellectual Property), properties, licenses or rights which are used or leased (or, since May 27, 1998, were used or leased) by the Company or the LLC in the conduct of its business.

     2.20  Restrictions on Business Activities.  There is no material agreement,
           -----------------------------------
judgment, injunction, order or decree binding upon the Company that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the LLC, any acquisition of property by the Company or the conduct of the Business by the Company that would be reasonably likely to have a Company Material Adverse Effect.

     2.21  Books and Records.  The books, records and accounts of the Company
           -----------------
and the LLC (a) have in all material respects been maintained in accordance with good business practices on a basis consistent with prior years and (b) are stated in reasonable detail and in all material respects accurately and fairly reflect the transactions and dispositions of the assets of the Company and the LLC. Each of the Company and the LLC has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(x) transactions are executed in accordance with management's general or specific authorization; and (y) transactions are recorded as necessary (i) to permit accurate preparation of financial statements and (ii) to maintain accountability for assets.

     2.22  Allocation of Merger Consideration.  The allocation of the Merger
           ----------------------------------
Consideration among the holders of the shares of Company Stock as set forth in Exhibit A is correct pursuant to the terms and conditions of this Agreement,
---------
assuming that no Company Stock is submitted for transfer after the date of this Agreement.

     2.23  No Misrepresentation.  Neither this Agreement (including the
           --------------------
Exhibits and Schedules hereto) nor any information supplied to Certicom by or on behalf of the Company or any of the Shareholders in connection with this Agreement or the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     2.24  Benefit Plans.
           -------------

           (a) Section 2.24 of the Schedule of Exceptions sets forth a true, correct and complete list of all "employee pension benefit plans" (as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plans") and all "employee welfare benefit plans" (as
  -----      -------------
defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by the Company or the LLC for the benefit of any current or former employees of the Company or the LLC or with respect to which Company or the LLC has any liability (all the foregoing, including Pension Plans, being herein called "Company Benefit Plans"). The Company has delivered
                            ---------------------
to Certicom true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was filed), (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description has been prepared and (iv) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Benefit Plan.

           (b) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and the LLC and all Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable Laws and all applicable collective bargaining agreements. Except as set forth in Section 2.24 of the Schedule of Exceptions, there are no proceedings pending, or, to the knowledge of the Company or any of the Shareholders, threatened against or involving any Benefit Plan and, there are no investigations by any Governmental Entity or other claims (except routine claims for benefits payable in the normal operation of the Benefit

     Plans) pending or, to the knowledge of the Company or any of the Shareholders, threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan. Except as set forth in
     Section 2.24 of the Schedule of Exceptions, none of the proceedings, investigations and claims listed in such Section 2.24 as to which there is at least a reasonable possibility of adverse determination, would have, if so determined, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 2.24 of the Schedule of Exceptions, to the knowledge of the Company and each of the Shareholders, there are no unasserted claims of the type that would be required to be disclosed in such Section 2.24, if pending or threatened, that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination.

               (c) All required contributions to, and distributions from, each of the Benefit Plans have been made. Neither the Company nor the LLC nor any entity required to be treated with the Company or the LLC as a single employer under Section 414(b), (c) or (m) of the Code maintains any plan that is subject to Title IV of ERISA or Chapter 43 of the Code, where such requirement would be reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company and each of the Shareholders, no event has occurred with respect to any Benefit Plan that could result in the imposition of a lien under ERISA, the Code or any other Applicable Law on any of the assets of the Company.

         2.25  Environmental Matters.
               ---------------------

               (a) Each of the Company and the LLC is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any legal requirement designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten any environmental medium or natural resource (including, but not limited to, soil, surface waters, and ambient air) or public health and safety ("Environmental Law"). Neither the Company nor the LLC nor any of the
      -------------------
     Shareholders has any basis to expect or has received any actual or threatened order, notice or communication from (i) any Governmental Entity or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any real property or leasehold currently or formerly owned by the Company or the LLC, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to bear the cost of any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law ("Environmental Liabilities") with respect to any
                         -------------------------
     property or assets (whether real, personal, or mixed) in which the Company or the LLC or any other person for whose conduct the Company or the LLC is or may be responsible has or had an interest.

               (b) There are no pending or, to the knowledge of the Company or any of the Shareholders, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental Liabilities with respect to any property or assets (whether real, personal, or mixed) in which the Company or the LLC or any other person for whose conduct the Company or the LLC is or may be responsible has or had an interest.

               (c) Neither the Company nor any of the Shareholders has any knowledge of or basis to expect, or has received any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to (i) any waste or other substance that is listed, defined, designated, or classified as, or other wise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant under or pursuant to any Environmental Law ("Hazardous Materials"); (ii) any activity
                            ---------------------
     involving Hazardous Materials (including, but not limited to, generation, distribution, or storage thereof).

         2.26  Tangible Net Worth.  The Company's "Adjusted Working Capital"
               ------------------                  ------------------------
     (cash plus accrued accounts receivable net of reserves minus accrued salary, taxes and accounts payable, determined in accordance with generally accepted accounting principles consistently applied) is, and as of Closing Date the Company's Adjusted Working Capital shall be, at least $100,000 ("Minimum Adjusted Working Capital"). The Company's Adjusted Working
       --------------------------------
     Capital as of the Closing Date shall reflect all accrued and unpaid fees and expenses of attorneys and accountants ("Professional Fees") of no
                                                -------------------
     greater than US$75,000, and shall reflect, as an asset, Certicom's commitment, pursuant to Section 10.8, to pay up to US$75,000 of Professional Fees that are reflected as a liability.

         2.27  Merger of LLC and the Company.  The merger of the LLC and the
               -----------------------------
     Company (a) was duly executed and effectively converted all ownership interest in and assets of the LLC into capital stock in and assets of the Company, and (b) in all respects complied with and satisfied the requirements of California and Delaware law. Section 2.27 of the Schedule of Exceptions set forth true, correct and complete copies of (x) the Merger Agreement between the LLC and the Company; (y) any and all state or federal government filings relating to the merger of the LLC and the Company; and
     (z) any and all resolutions of the boards of directors of LLC and the Company relating to the merger of the LLC and the Company.

                                  ARTICLE III
                          REPRESENTATIONS, WARRANTIES
                       AND COVENANTS OF THE SHAREHOLDERS

     3.1  Representations and Warranties of the Shareholders.  Except as set
          --------------------------------------------------
forth in the Schedule of Exceptions, each of the Shareholders hereby severally represents and warrants to, and covenants and agrees with, Certicom and Merger Sub as follows:

          (a) Such Shareholder has all requisite legal right, power and authority to enter into this Agreement and to agree to the transactions contemplated hereby, and to perform all of his obligations hereunder.

          (b) This Agreement has been duly executed and delivered by such Shareholder and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (c) The execution and delivery by such Shareholder of this Agreement, and the consummation of the transactions contemplated hereby by such Shareholder, will not (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, (ii) result in or constitute a Default, or require any consent or approval of or notice to any Person, or result in the creation of an Encumbrance, under or pursuant to any other material contract or agreement to which such Shareholder is a party or by which it or any of its assets may be bound, or (iii) violate any Law applicable to such Shareholder or by which he is bound.

          (d) Such Shareholder owns beneficially and of record, and has good and marketable title to, the number of shares of Company Stock set forth opposite his name in Section 2.4 of the Schedule of Exceptions, free and clear of any Encumbrance. During the period commencing on the date hereof and ending on the Closing Date, such Shareholder shall retain both record and beneficial ownership of all such shares of Company stock held by him free and clear of any Encumbrance, and will not transfer any of such shares of Company stock to any party or other Person or otherwise grant any Encumbrance with respect to such shares of Company Stock.

               (e) The Certicom Common Shares to be acquired by such Shareholder in the Merger are being acquired for his own account for investment purposes and not with a view to, or for resale in connection with, any distribution of such shares within the meaning of the U. S. Securities Act of 1933, as amended (the "Securities Act") or any applicable state
                               --------------
     securities or "blue sky" laws.

               (f) Such Shareholder understands that the Certicom Common Shares to be issued to the Shareholders in the Merger will not be registered under the Securities Act or qualified under any state securities or "blue sky" laws, and such shares may not be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption therefrom.

               (g) Such Shareholder understands that Certicom is relying to a substantial extent on the representations warranties and covenants of such Shareholder as provided in this Agreement and authorizes Certicom to act as it may see fit in full reliance thereon, including, without limitation, placing the following or a similar legend on and stop order against the Certicom Common Shares to be acquired by the Shareholders in the Merger:

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A HOLD PERIOD THAT EXPIRES AS SET OUT BELOW AND MAY NOT BE TRANSFERRED, TRADED OR OTHERWISE DISPOSED OF UNTIL THE EXPIRY OF SUCH HOLD PERIOD EXCEPT WITH THE CONSENT OF THE COMPANY:


          DATE HOLD                                      NUMBER
          PERIOD EXPIRES                                 OF SHARES FOR
                                                         WHICH HOLD
                                                         PERIOD EXPIRES

          [On Closing Date]                              25% of initial total

          [7 months after Closing Date]                  6.25% of initial total

          [8 months after Closing Date] and each month   6.25% of initial total
          thereafter

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES
                                                                 ---------------
          ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO
          ---
          THE COMPANY, (B) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE,

          (C) IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (D) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN PROVIDED TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY AUTHORIZED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY, THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT;

     provided, that if the Certicom Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the Securities Act, any such legend shall be removed if the Shareholder provides a declaration to the registrar and transfer agent, to the following effect (or as Certicom may prescribe from time to time):

          The undersigned (a) acknowledges that the sale of the securities of Certicom Corp. (the "Company") to which this declaration relates is
                               -------
          being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")
                                                          -------------------
          and (b) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the Seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

               (h) Such Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Certicom Common Shares, and is able to bear the economic consequences thereof for an indefinite period of time. Such Shareholder qualifies as an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

               (i) In making the decision to invest in the Certicom Common Shares, such Shareholder has relied upon independent investigations made by such Shareholder and, to the extent believed by such Shareholder to be appropriate, his representatives, including his own professional, tax and other advisors, and has not relied upon any representation or warranty from Certicom or Merger Sub or any of their respective directors, officers, employees, agents, affiliates or representatives with respect to the value of the Certicom Common Shares or the tax consequences of the transactions contemplated by this Agreement.

               (j) Such Shareholder and his representatives have received a copy of Certicom's Form 10-K filed with the Securities and Exchange Commission on July 31, 2000, and been given a full opportunity to examine all documents relating to the transactions contemplated hereby, including this Agreement, and to ask questions of, and to receive answers from, Certicom and Merger Sub and their respective representatives concerning, among other things, the Merger, the Merger Consideration, the investment in the Certicom Common Shares to be issued in the Merger and the business of Certicom and such other information as such Shareholder desires in order to evaluate an investment in the Certicom Common Shares. All such questions have been answered to the full satisfaction of such Shareholder.

          3.2  Confidentiality.  From and after the Closing, such Shareholder
               ---------------
shall, and shall use its best efforts to cause his representatives and Affiliates to, (a) hold, in strict confidence, all confidential, proprietary or other nonpublic information or trade secrets relating to the Business or the Company or any products or services offered by the Business, the Company or the LLC or by Certicom or any of its Affiliates (the "Confidential Information"),
                                                  ------------------------
unless and to the extent specifically compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of Law, and (b) not, directly or indirectly, except at the request of Certicom, use for their own benefit or purposes, or release or disclose to any other person or entity, any such Confidential Information (except, to the extent reasonably required, for disclosure to those of such Shareholder's accountants, attorneys and other representatives who are contractually or legally bound to maintain the confidentiality of such Confidential Information or who shall agree to be bound by the provisions of this Section 3.2). Notwithstanding the foregoing, the term "Confidential
                                                            ------------
Information" shall not include information (i) which is or becomes generally
-----------
available to the public, or (ii) becomes available to the applicable Shareholder on a non-confidential basis from a source which is not, to such Shareholder's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information.

                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                            MERGER SUB AND CERTICOM

    Merger Sub and Certicom hereby jointly and severally represent and warrant to the Company and the Shareholders as follows:

    4.1  Organization, Standing and Power.  Each of Merger Sub and Certicom is
         --------------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Merger Sub and Certicom is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except where the failure to be so qualified would not result in a Certicom Material Adverse Effect (as defined below).

     4.2  Authority.  Each of Merger Sub and Certicom has all requisite power
          ---------
and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of Merger Sub and Certicom. This Agreement has been duly executed and delivered by each of Merger Sub and Certicom and, assuming this Agreement constitutes the valid and binding agreement of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of each of Merger Sub and Certicom, enforceable against each of Merger Sub and Certicom in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.3  Capital Structure.  As of the date hereof, the authorized capital of
          -----------------
Certicom consists of an unlimited number of Common Shares and unlimited number of Preference Shares.

     4.4  Issuance of Shares by Certicom.  Prior to the Closing, Certicom and
          ------------------------------
Merger Sub will have taken all necessary action to issue the Certicom Common Shares to be issued by it in connection with the Merger. All Certicom Common Shares to be issued by Certicom in connection with the Merger will, at the time of issuance, be validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription or purchase in respect thereof; in addition, such shares will be issued free and clear of any Encumbrances (except pursuant to applicable securities or "blue sky" laws and except as set forth in the Escrow Agreement).

     4.5  Exchange Listing.  Certicom shall use its best efforts to list the
          ----------------
Certicom Common Shares on the Toronto Stock Exchange prior to the Closing Date and continue such listing until at least thirty (30) trading days following the eighteen month anniversary of the Closing Date.

     4.6  No Violations Resulting From Transactions.  The execution and
          -----------------------------------------
delivery by Merger Sub and Certicom of this Agreement and the consummation of the transactions contemplated hereby and thereby by each of Merger Sub and Certicom will not (a) conflict with or violate any provision of the Articles of Continuance or Bylaws of Certicom or the Certificate of Incorporation or Bylaws of Merger Sub, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity other than: (i) the office of the California Secretary of State and the Delaware Secretary of State and (ii) such filings, authorizations, orders and approvals as may be required under the Securities Act (Ontario), any other applicable federal, provincial or state securities laws and the rules of The Toronto Stock Exchange, (c) result in or constitute a Default, or require any consent or approval of or notice to any Person, or result in the creation of an Encumbrance, under or pursuant to any material agreement to which Merger Sub or Certicom is a party or by which any of their respective assets are bound, or (d) violate any Law applicable to Merger Sub or Certicom or by which any of their respective assets are bound.

     4.7  Litigation.  There is no suit, claim, action, proceeding or
          ----------
investigation pending or, to the knowledge of Certicom, threatened against Certicom or Merger Sub which, individually or in the aggregate, questions the validity of this Agreement or any action to be taken by Certicom or Merger Sub in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

          4.8  OSC Reports.
               -----------

               (a) Since January 1, 1997, Certicom has filed all forms, reports and documents with the Ontario Securities Commission ("OSC") required to be
                                                            ---
     filed by it pursuant to the Securities Act (Ontario) and the regulations promulgated thereunder and the applicable rules and policies of the OSC (such forms, reports and documents collectively referred to as the "OSC
                                                                         ---
     Reports"), all of which complied when filed in all material respects with
     -------
     the applicable requirements of such statute, regulations, policies and rules. None of the OSC Reports at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (b) The consolidated balance sheets and the consolidated statements of operations, retained earnings and cash flows (including the related notes thereto) of Certicom contained in the OSC Reports present fairly the consolidated financial positions and the consolidated results of operations and cash flows of Certicom and its consolidated subsidiaries as of the dates and for the periods presented therein in conformity in all material respects with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise noted therein and subject, in the case of quarterly financial statements, to normal and recurring year-end audit adjustments.

          4.9  Absence of Certain Changes or Events.  Since April 30, 2000,
               ------------------------------------
there has been no material adverse change in the business, assets, financial conditions or results of operations of Certicom.

          4.10 Merger Sub.  All of the issued and outstanding stock of Merger
               ----------
Sub is owned, and will be owned immediately prior to the Effective Time, directly by Certicom. Except for obligations incurred in connection with its incorporation or organization or the negotiation of this Agreement or the consummation of the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

          4.11 Intent Consistent with Reorganization.  Except for actions
               -------------------------------------
which Certicom deems reasonably necessary in order to comply with other Sections of this Agreement, Certicom has no present plan or intent to take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  Conduct of the Company's Business Pending the Closing.  From and
          -----------------------------------------------------
after June 30, 2000 and continuing until the Closing, each of the Company and the Shareholders agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that Certicom shall otherwise consent in writing), the Company shall be obligated to:

          (a) conduct the Business only in the ordinary course consistent with past practice;

          (b) except as provided herein, not (i) pay or distribute any dividend or other distribution, nor declare, authorize or set aside for payment any dividend which would reduce the Company's current assets (cash plus accrued accounts receivable), measured as of the Closing Date, to less than US$100,000;
(ii) grant any option, warrant, call or right (including preemptive rights);
(iii) issue, transfer, dispose, sell, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other securities of, or other ownership interests in, the Company; or (iv) enter into any agreement of any character requiring the Company or its successors to take any of the actions in (i), (ii) and (iii) above;

          (c) not effect any recapitalization, reclassification or similar change in the capitalization of the Company;

          (d) not amend the Articles of Incorporation or Bylaws of the Company;

          (e) use its best efforts to (i) preserve the present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (ii) preserve the present relationship of the Company with persons having business dealings with the Company;

          (f) not, other than in the ordinary course of business consistent with past practice and without materially increasing the benefits or the costs thereof, and except for the payment of bonuses in the aggregate amount of U.S. $25,000 to employees, (i) increase the compensation payable or to become payable by the Company to any of their respective directors, officers, employees, agents or representatives, (ii) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company, (iii) award or pay any bonus to any such person or (iv) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company is a party or involving a director, officer or employee of the Company in his or her capacity as a director, officer or employee of the Company;

          (g) comply with all Laws and comply with all contractual and other obligations applicable to the Company;

          (h) not incur any indebtedness for borrowed money, not issue any bond, debenture or promissory note and, except for trade payables and any other liabilities or obligations incurred in the ordinary course of business (consistent with past practice), not create, incur, acquire, assume, guarantee or become subject to, or agree to incur or become subject to, any other obligation or liability (contingent or otherwise);

          (i) not subject to any Encumbrance (except for leases that do not materially impair the use of the property subject thereto) any of the properties or assets (whether tangible or intangible) of the Company;

          (j) not acquire any properties or fixed assets at a price in excess of US$5,000 without Certicom's prior approval, and not sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company;

          (k) not dispose of or permit to lapse any rights to the use of any Intellectual Property, or dispose of or disclose to any person or entity (other than Certicom and its affiliates and representatives) any trade secret, formula, process or know-how of the Company not theretofore a matter of public knowledge;

          (l) not cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business consistent with past practice;

          (m) not enter into any commitment for capital expenditures of the Company in excess of U.S. $5,000 for any individual commitment and U.S. $10,000 for all commitments in the aggregate;

          (n) not agree to do anything prohibited by Articles V or VI of this Agreement or anything which would make any of the representations and warranties of the Company or the Shareholders in this Agreement untrue or incorrect in any material respect; and

          (o) not agree to take any action which would be prohibited by this
Section 5.1;

provided in all events that the Company shall be permitted to defend and/or prosecute any claims identified in Section 2.8 of the Schedule of Exceptions in a commercially reasonable manner.

     5.2  No Solicitation.  From and after the date hereof until the termination
          ---------------
of this Agreement, neither the Company nor any of its officers, directors, employees, representatives, agents (including, without limitation, any investment banker, attorney or accountant retained by or for the Company or its affiliates) or affiliates, nor any of the Shareholders will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any shareholder of the Company to take any such action. For purposes of this Section 5.2, "Acquisition
                                                            -----------
Proposal" shall mean any of the following (other than the transactions between
--------
or among the Company, the Shareholders and Certicom contemplated hereunder) involving the Company or any Shareholder: (a) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction affecting the Company or the Business; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company in a single transaction or series of transactions; or (c) any acquisition or offer to acquire 10% or more of the outstanding shares of capital stock of the Company. The Company and each of the Shareholders hereby jointly and severally represent and warrant to Certicom that the Company and the Shareholders have terminated any and all existing discussions with third parties relating to an Acquisition Proposal.

     5.3  Advice of Changes; Governmental Filings.  The Company shall confer on
          ---------------------------------------
a regular and frequent basis with Certicom, report on operational matters and promptly advise Certicom orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, could have, a Company Material Adverse Effect. The Company shall promptly provide Certicom (or its counsel) with copies of all filings made by the Company with any state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1  Access to Information; Confidentiality.
          --------------------------------------

          (a) The Company agrees that, prior to the Closing Date, Certicom shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations and financial condition of the Company and examination of its books and records as Certicom may reasonably request, and to make extracts and copies of such books and records. The Company further agrees that, prior to the Closing Date, Certicom shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the customers, employees and consultants of the Company as Certicom may reasonably request, subject to the Company's approval, such approval not to be unreasonably withheld. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate fully therein. In order that Certicom may have full opportunity to make such investigation and examination as it may reasonably request, the Company and the Shareholders shall each use their respective commercial best efforts to cause the Company's officers, employees, consultants, agents, accountants, attorneys and other representatives and its customers to cooperate fully with representatives of Certicom in connection with such investigation and examination.

          (b) With respect to each calendar month ending after the date hereof and prior to the Closing Date, the Company or the LLC shall provide to Certicom, within forty-five (45) days following the end of each such calendar month, true and complete copies of the unaudited balance sheet of the Company as at the end of each such month and the related unaudited income statement for the month then ended, which financial statements shall be prepared in accordance with

United States generally accepted accounting principles and the Company's books and records.

     6.2  Additional Agreements.  Each of the parties agrees to use its
          ---------------------
respective best efforts to (a) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, (b) obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company as are necessary for consummation of the transactions contemplated by this Agreement, and (c) fulfill all conditions precedent applicable to such party or its representatives pursuant to this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall use its respective commercially reasonable efforts to take or cause to be taken all such necessary action.

     6.3  Publicity.  On or prior to the Closing Date, Certicom, Merger Sub, the
          ---------
Company and the Shareholders will consult with each other with respect to any press release or public announcement pertaining to this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, provided in all events that Certicom and its Affiliates may issue any such release or make any such public announcement as Certicom determines, in its sole discretion, may be required by applicable Law or by obligations pursuant to any listing agreement with any stock exchange.

     6.4  Notification of Certain Matters.  The Company and each of the
          -------------------------------
Shareholders shall give prompt notice to Certicom of (a) any notice of, or other communication relating to, a Default received subsequent to the date of this Agreement and prior to the Closing, under any contract material to the financial condition, properties, businesses or results of operations of the Company to which it is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any material adverse change in the financial condition, properties, businesses, prospects or results of operations of the Company, other than changes resulting from general economic conditions, or (d) any material Legal Proceeding commenced by or against the Company, the LLC or any of the Shareholders, or any Legal Proceeding commenced or threatened against the Company or the LLC or any of the Shareholders relating to the transactions contemplated by this Agreement.

     6.5  Directors' and Officers' Indemnification.
          ----------------------------------------

          (a) Certicom and the Company agree that all indemnification now existing in of the directors and officers of the Company (other than the Shareholders) as of the date hereof as provided in the Articles of Incorporation and Bylaws of the Company and in any indemnification agreements existing between any such director or officer and the Company on the date hereof shall continue in full force and effect to the extent provided in such organizational or other document, provided that neither Certicom nor the Company shall be obligated to indemnify such directors or officers for any actions taken or decisions made in violation or contravention of this Agreement or in connection with any matter or circumstance the existence or occurrence of which constitutes a breach of the representations, warranties, covenants or agreements of the Company or the Shareholders in this Agreement. Notwithstanding the foregoing, each of the Shareholders hereby acknowledges and agrees that no benefit shall accrue to him except as set forth in Section 6.5(b).

          (b) The Company hereby agrees, to the extent permitted by the CGCL, to indemnify the Shareholders solely as provided in, and pursuant to, the Bylaws of the Company for any actions taken or decisions made in good faith by the Shareholders only in their capacities as directors or officers of the Company, provided that the Company shall not be obligated to indemnify any of the Shareholders (i) for any actions taken or decisions made in violation or contravention of this Agreement, (ii) for any matter against which any of the Shareholders shall be obligated to indemnify (or otherwise indemnifies) the Company or any other Indemnitee under Article IX or (iii) in connection with any matter or circumstance the existence or occurrence of which constitutes a breach of the representations, warranties, covenants or agreements of the Company or any of the Shareholders in this Agreement.

     6.6  Company Stock Options.  At the Effective Time, Certicom shall assume
          ---------------------
each outstanding Company Stock Option, whether vested or unvested, pursuant to an Option Assumption Agreement in substantially the form attached hereto as Exhibit C-1 (for Cowing, Harris and Moy) and Exhibit C-2 (for Company employees
-----------                                  -----------
other than Cowing, Harris and Moy) (either, an "Option Assumption Agreement")
                                                ---------------------------

     6.7  Distribution of Excess Working Capital.  Within 200 days after the
          --------------------------------------
Closing, Certicom shall cause the Company to calculate the Company's Adjusted Working Capital as of the Closing and provide a copy of such calculation to each of the Shareholders. If the Company's Adjusted Working Capital as of the Closing exceeds US$100,000, the Company shall pay to the

Shareholders in cash jointly an amount equal to such difference. If the Company's Adjusted Working Capital as of the Closing is less than US$100,000, the Shareholders shall jointly and severally be obligated to pay to the Company in cash an amount equal to such shortfall. Any such payment by either the Company or the Shareholders shall be made within ten (10) days after the Shareholders receive the Company's calculation of the Company's Adjusted Working Capital as of the Closing.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

     7.1  Conditions to Obligations of All Parties.  The respective obligations
          ----------------------------------------
of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Governmental Approvals.  All authorizations, consents, orders or
               ----------------------
approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, including the Ontario Securities Commission or The Toronto Stock Exchange, requisite to the transactions contemplated hereby, shall have been filed, occurred or been obtained, as the case may be.

          (b)  Contractual Consents.  The Company shall have given all notices
               --------------------
to, and obtained all consents, approvals or authorizations of or from, any Person which may be necessary to permit the consummation of the transactions contemplated hereby (including, without limitation, any consents required under contracts and agreements to which the Company, the LLC or any of the Shareholders is a party or by which the Company, the LLC or any of Shareholders or any of their respective assets may be bound, or which may be required to permit the change of ownership of the Company), except for such notices, consents, approvals or authorizations the failure of which to give or obtain, as the case may be, would not result or would not reasonably be likely to result in a Company Material Adverse Effect.

          (c)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such order, injunction, legal restraint or prohibition vacated.

     7.2  Conditions of Obligations of Merger Sub and Certicom.  The respective
          ----------------------------------------------------
obligations of Merger Sub and Certicom to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions (which are for the exclusive benefit of Merger Sub and Certicom), any or all of which may be waived in whole or in part by Merger Sub or Certicom in its sole discretion:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects at and as of the Effective Time, as though made at and as of the Effective Time except (i) for changes contemplated by this Agreement; and (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date and for such period, and Merger Sub and Certicom shall have received at or prior to the Effective Time certificates, signed by the President and/or Chief Executive Officer and by each of the Shareholders, certifying to such effect.

          (b)  Performance of Obligations.  Each of the Company and the
               --------------------------
Shareholders shall have performed in all material respects at or prior to the Effective Time all obligations required to be performed by each such party at or prior to the Effective Time, and Merger Sub and Certicom shall have received at or prior to Closing certificates, signed by the President of the Company and by each of the Shareholders, certifying to such effect.

          (c)  Shareholder Approval.  The Company shall have delivered to
               --------------------
Certicom: (i) copies of a written consent of each shareholder of the Company approving this Agreement, the Merger and the transactions contemplated herein in form and substance satisfactory to Certicom and (ii) an investment representation letter executed by each Shareholder in the form attached hereto as Exhibit D-1 and from each holder of a Company Stock Option in the form
   -----------
attached hereto as Exhibit D-2.
                   -----------

          (d)  Insurance Purchase.  The Shareholders shall have purchased a
               ------------------
fully prepaid tail insurance policy (the "Tail Insurance Policy") with Certicom
                                          ---------------------
and the Company as the insureds and named beneficiaries to provide coverage for errors, omissions and other similar liabilities of the Company or the LLC. The Tail Insurance Policy shall provide coverage of at least US $2,000,000, have a deductible of no more than US$5,000, and have a term for making claims of no less than two (2) years from the Closing Date, and otherwise be satisfactory to Certicom.

          (e)  Employment Documents.  (i) The non-competition covenants in
               --------------------
substantially the form attached hereto as part of Exhibit E, and (ii) the
                                                  ---------
Proprietary Rights Agreements in substantially the form attached hereto as part of Exhibit E, shall have each been duly executed and delivered by each of the
   ---------
persons identified in Exhibit E.
                      ---------

          (f)  Repurchase Agreement.  A Repurchase Agreement in the form
               --------------------
attached hereto as Exhibit F shall have been duly executed and delivered by
                   ---------
Shareholders.

          (g)  Option Assumption Agreement.  An Option Assumption Agreement and
               ---------------------------
investment representation letter in the form attached hereto as Exhibit D-1 (for
                                                                ----------
Cowing, Harris, and Moy) or Exhibit D-2 (for holders of Company Stock
                            -----------
Options other than Cowing, Harris and Moy) shall have been executed and delivered by each holder of a Company Stock Option.

          (h)  Escrow Agreement.  The Escrow Agreement (the "Escrow Agreement")
               ----------------                              ----------------
in the form attached hereto as Exhibit B shall been duly executed and delivered
                               ---------
by the Company, the Escrow Agent and the Shareholders.

          (i)  Opinion of Counsel.  Merger Sub and Certicom shall have received
               ------------------
an opinion of Jeffer, Mangels, Butler & Marmaro LLP concerning the matters indicated in Exhibit G, in form and substance satisfactory to Merger Sub and
             ---------
Certicom.

          (j)  Other Documents.  The Company shall have delivered such other
               ---------------
documents as Certicom and Merger Sub may reasonably request.

     7.3  Conditions of Obligations of the Company and the Shareholders.  The
          -------------------------------------------------------------
respective obligations of the Company and the Shareholders to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions (which are for the exclusive benefit of the Company and the Shareholders), any or all of which may be waived in whole or in part by the
Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties Certicom and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects at and as of the Effective Time, as though made at and as of the Effective Time except (i) for changes contemplated by this Agreement; and (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date and for such period, and the Company shall have received at or prior to the Effective Time a certificate, signed by an executive officer of Certicom and Merger Sub, certifying to such effect.

          (b)  Exchange Listing. Certicom shall have caused the Certicom Common
               ----------------
Shares to be issued in the Merger to have been approved for listing on the Toronto Stock Exchange subject to customary conditions reasonably agreeable to the Shareholders.

          (c)  Performance of Obligations. Certicom and Merger Sub shall have
               --------------------------
performed in all material respects at or prior to the Effective Time all obligations required to be performed by each such party at or prior to the Effective Time, and the Company shall have received at or prior to Closing a certificate of Certicom and the Merger Sub, signed by an executive officer of Certicom and Merger Sub, certifying to such effect.

          (d)  Employment Documents. The Proprietary Rights Agreements in
               --------------------
substantially the form attached hereto as part of Exhibit E shall have each been
                                                  ---------
executed and delivered by Certicom.

          (e)  Escrow Agreement. The Escrow Agreement in the form attached
               ----------------
hereto as Exhibit B shall have been executed and delivered by the Company, the
          ---------
Escrow Agent and the Shareholders.

          (f)  Option Assumption Agreement. An Option Assumption Agreement in
               ---------------------------
the form attached hereto as Exhibit C-1 or Exhibit C-2 shall have been executed
                            -----------    -----------
and declined by Certicom to each holder of a Company Stock Option.

          (g)  Other Documents. Certicom and Merger Sub shall have delivered
               ---------------
such other documents as the Company may reasonably request.

                                 ARTICLE VIII
                           TERMINATION AND AMENDMENT

     8.1  Termination. This Agreement may not be terminated by any or all of the
          -----------
Shareholders. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of the Company, on behalf of itself and the Shareholders, and Certicom, on behalf of itself and Merger Sub;

          (b) by (i) either (A) the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Certicom, which breach has not been cured within ten (10) business days following receipt by Certicom of written notice of such breach, or (B) Certicom, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company or any one or more of the Shareholders, as the case may be, which breach has not been cured within ten (10) business days following receipt by the breaching party of written notice of such breach, or
(ii) either the Company or Certicom, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; or

          (c) by either the Company or Certicom, if the Closing shall not have occurred on or before September 20, 2000; provided that (i) in the event that any temporary restraining order, preliminary or permanent injunction or other order shall be issued by any court of competent jurisdiction or other legal restraint or prohibition occurs preventing the consummation of the transactions contemplated by this Agreement on or before such date, such date shall be automatically extended to October 20, 2000, and the parties shall use their commercially reasonable efforts to have such order, injunction, legal restraint or prohibition vacated, and (ii) the right to terminate this Agreement under this Section 8.1(c) shall not be available to (A) Certicom, if such party has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date (as such date may be extended under clause (i) above) or (B) the Company, if either the Company or any one or more of the Shareholders has breached any of its or his respective representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date (as such date may be extended under clause (i) above).

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
by either the Company or Certicom as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or any of their respective Affiliates, officers, directors, shareholders or representatives, except (a) for any confidentiality obligations under Section 6.1 and (b) to the extent that such termination results from any intentional or knowing breach by any party of any of its representations or warranties, or of any of its covenants or agreements, in each case as set forth in this Agreement.

     8.3  Amendment.  Subject to applicable Law, this Agreement may be amended,
          ---------
modified or supplemented only by written agreement signed by the Company, on behalf of itself and the Shareholders, and Certicom, on behalf of itself and Merger Sub, at any time prior to the Closing Date with respect to any of the terms contained herein, and each party agrees to be bound by any such amendment, modification or supplement, provided that no such amendment shall materially and adversely affect any of the Shareholders in a different or disproportionate manner relative to the other Shareholders unless such amendment is agreed to in writing by each such differently or disproportionately affected Shareholder.

     8.4  Extension; Waiver. At any time prior to the Closing Date, the Company
          -----------------
(on behalf of itself and the Shareholders), on the one hand, and Certicom (on behalf of itself and Merger Sub), on the other hand, may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Company (on behalf of itself and the Shareholders), or by Certicom (on behalf of itself and Merger Sub), as the case may be. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE IX
                           SURVIVAL; INDEMNIFICATION

     9.1  General Survival. The parties agree that, regardless of any
          ----------------
investigation made by the parties, (a) the representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the date hereof and ending on the eighteen-month anniversary of the Closing Date; provided, however, that the
                                                --------  -------
representations and warranties of the Company and the Shareholders concerning Taxes (Section 2.9), Benefit Plans (Section 2.24) and Environmental Matters (Section 2.25) and the representations and warranties of the Shareholders (Article III) shall survive until the expiration of all applicable statutes of limitations; and (b) each covenant and agreement set forth in this Agreement which, by its terms, is to be performed after the Closing Date shall survive until the expiration of all applicable statutes of limitations (each of the time periods set forth above is collectively referred to as the applicable "Survival
                                                                       --------
Period").  Notwithstanding anything to the contrary contained herein, (i) no
------
claim, suit or proceeding for breach of any representation or warranty of any party set forth in this Agreement may be brought by any party unless written notice of such claim shall have been given on or prior to thirty (30) days after the expiry of the applicable Survival Period (in which event each such representation or warranty shall, with respect to the specific claim made, survive the applicable Survival Period until such claim is finally resolved and all obligations with respect thereto are fully satisfied) and (ii) nothing contained in this Agreement or otherwise shall in any way limit any claim, suit, cause or action or remedy that may be available to Certicom or any other Indemnitee (as defined below) based on fraud.

     9.2  Indemnification.
          ---------------

          (a)  Indemnification Provisions in General. Subject to the provisions
               -------------------------------------
of Section 9.1, each of the Shareholders shall jointly and severally indemnify and hold harmless Certicom, Merger Sub, the Surviving Corporation and their respective Affiliates, officers, directors, stockholders, representatives and agents (collectively the "Indemnitees") from and against and in respect of any
                          -----------
and all Losses (as defined below) incurred by, resulting from, arising out of, relating to, imposed upon or incurred by Certicom or any other Indemnitee by reason of:

               (i) any inaccuracy in or breach of any of the Company's representations, warranties, covenants or agreements contained in this Agreement; and

               (ii) any misrepresentation contained in any statement or certificate furnished to Certicom or any other Indemnitee by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

For purposes of this Agreement, the term, "Losses" means any and all
                                           ------
deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, Taxes, assessments, liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, costs and expenses (including, without limitation, reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor), net of any recovery made under the tail insurance policy with respect to the same.

          (b) No Shareholder of the Company shall be required to indemnify any Indemnitee for any Losses until and only to the extent that the aggregate amount of all Losses under all claims shall exceed U.S. $100,000 (the "Floor");
                                                                -----
provided, however, the Floor shall not apply to Losses attributable to Sections
--------  -------
2.9, 2.24, or 2.25, and the Shareholders shall indemnify the Indemnitees for all such Losses. Except as specifically provided in Section 9.2(d), the maximum aggregate liability of the Shareholders shall be: (i) US $12,500,000 for any Losses with respect to Sections 2.9, 2.24, and 2.25, and (ii) the amount (if any) recoverable by the Indemnities pursuant to the Escrow for other Losses.

          (c) The obligation of the Shareholders to indemnify Certicom or any other Indemnitee for a Loss under this Article IX is subject to the condition that each Shareholder shall have received written notice of an Indemnification Claim (as defined in Section 9.3 hereof) for such Loss on or before thirty (30) days after the expiry of the Survival Period.

          (d) The rights and remedies of Certicom and any other Indemnitees against the Shareholders for any claims with respect to the matters set forth in
Section 9.2(a) shall be limited to the indemnification and other rights set forth in this Article IX; provided that no provision of this Agreement shall limit, in any manner, any remedy at law or in equity to which any Indemnitee shall be entitled against the Company or any Shareholder for specific performance (whether or not pursuant to Section 10.7), or as against the Shareholders as a result of fraud or intentional misrepresentation in which any of the Shareholders participates.

          (e) Losses shall be paid first from the Escrow. Subject to Section 9.2(b), the Shareholders will be jointly and severally liable to the extent they cannot be satisfied from the Escrow.

     9.3  Procedures for Indemnification.
          ------------------------------

          (a)  A claim for indemnification hereunder (an "Indemnification
                                                          ---------------
Claim") shall be made in accordance with the Escrow Agreement and, in the case
-----
of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by the Indemnitee and the Shareholders.

     9.4  Defense of Third Party Claims. Should any claim be made or suit,
          -----------------------------
audit, examination or other proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (without regard to Section 9.2(b)) (a "Third Party Claim"), the obligations and liabilities of the parties
            -----------------
hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee shall give each Shareholder and the Escrow Agent written notice of any such Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Shareholder Representative may, subject to the prior written consent of Certicom, undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to the Indemnitee. The Indemnitee may participate in the defense through its own counsel at its own expense. If Certicom does not consent to the Shareholders undertaking the defense of such Third Party Claim, or the Shareholders fail or refuse to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Shareholders by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in
Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of the Indemnitee to furnish written notice to a Shareholder or the Escrow Agent of a Third Party Claim shall not release the Shareholders from their obligations hereunder, except to the extent they are prejudiced by such failure.

          (b) The Indemnitee and the Shareholders shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

          (c) Unless the Shareholders have failed to fulfill their obligations under this Article IX, no settlement by the Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholders which consent shall not be unreasonably withheld or delayed. If the Shareholders have assumed the defense of a Third Party Claim as contemplated by this Section 9.4, no settlement of such Third Party Claim may be made by the Shareholders without the prior written consent by or on behalf of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

     9.5  Manner of Indemnification.
          -------------------------

          (a) To provide a fund against which an Indemnitee may assert claims of indemnification under this Article IX, the Escrow Shares shall be deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 1.9 hereof. The Escrow Shares so deposited shall be held and distributed in accordance with the Escrow Agreement.

          (b) Each claim for indemnification asserted against the Shareholders pursuant to this Article IX shall be made only in accordance with this Article IX and the Escrow Agreement.

                                   ARTICLE X
                              GENERAL PROVISIONS

     10.1 Notices.  Any notice or communication required or permitted hereunder
          -------
shall be in writing and either delivered personally or telecopied or sent by overnight courier, or by certified or registered mail, postage prepaid, and shall be deemed to have been given, dated and received when so delivered personally or by courier or telecopied, or, if mailed, ten days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

(a)  if to Certicom or Merger Sub, to:
     --------------------------------

     Certicom Corp.
     25801 Industrial Boulevard
     Hayward, CA 94545
     Fax: 510-780-5303
     Attention: Chief Financial Officer

(b)  if to the Company, to:
     ---------------------

     DRG Resources Group Inc.
     662 Island Place
     Redwood City, CA 94065
     Fax: 877-777-7951
     Attention: Jim Cowing

     with a copy to:
     --------------

     Jeffer, Mangels, Butler & Marmaro, LLP
     One Sansome, Twelfth Floor
     San Francisco, CA 94104
     Fax: 415-398-5584
     Attention: William S. Solari III

(c)  if to Mr. Cowing, to:
     --------------------

     662 Island Place
     Redwood City, CA 94065
     Fax: 877-777-7951

(d)  if to Mr. Harris, to:
     --------------------

     1935 Jefferson #201
     San Francisco, CA 94123
     Fax: 877-709-6679

(e)  if to Mr. Moy, to:
     -----------------

     2008 Reliez Valley Road
     Lafayette, CA 94549
     Fax: 877-868-8298

     10.2 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be considered an original and all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.3 Entire Agreement; No Third Party Beneficiaries. This Agreement,
          ----------------------------------------------
together with the Exhibits and Schedules, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral and written and all contemporaneous oral, agreements and understandings among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person, other than the parties, any rights or remedies hereunder, except that: (i) the Indemnitees (and their successors and assigns) are express intended third party beneficiaries of Article IX of this Agreement and, to the extent relevant thereto, of Article X, and, as such, each of such persons is entitled to rely on the provisions thereof as if a party hereto.

     10.4 Governing Law. This Agreement shall be governed and construed in
          -------------
accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     10.5 Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. In the event that the enforceability of any non-competition or similar covenants contained herein is called into question as the result of time, geographical or other applicable limitations specified in such covenants, such time, geographical or other applicable limitations shall be deemed modified to the minimum extent necessary to render the applicable provisions of such covenants enforceable.

     10.6 Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that Certicom may assign its rights and obligations to any Affiliate, but no such assignment shall relieve Certicom of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     10.7 Specific Performance.  The parties acknowledge that irreparable damage
          --------------------
would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. Each of the Shareholders acknowledges that his failure to comply with any of the provisions of Section 3.2 will result in irreparable harm for which there is no adequate remedy at law and that Certicom shall be entitled, without the necessity of proving actual damages, to injunctive relief in addition to damages and all other remedies which may otherwise be available to Certicom.

     10.8 Fees and Expenses. All costs and expenses, including Professional
          -----------------
Fees, shall be paid by the party incurring such costs and expenses. Certicom will pay Professional Fees of the LLC and the Corporation of up to US$75,000, which commitment shall be reflected as an asset of the Company on the Company's Adjusted Working Capital as of the Closing Date in accordance with Section 2.26. Any Professional Fees incurred by the Company or the LLC in excess of US$75,000 shall be paid by the Shareholders.

     10.9 Definition of Knowledge and Ordinary Course. Whenever any fact or
          -------------------------------------------
matter is stated to be "to the knowledge of the Company," "to the knowledge of the Company or any of the Shareholders" or any similar reference, such reference shall mean that, (a) in the case of the Shareholders, any one or more of the Shareholders knows of the existence or non-existence of such fact or matter, and (b) in the case of the Company, any one or more of Mr. Cowing, Mr. Harris, Mr. Moy knows of the existence or non-existence of such fact or matter. Whenever the phrase "in the ordinary course of the Company's business, consistent with past practices" or any phrase of similar meaning is used in this Agreement, such reference shall be deemed to refer to the ordinary course of the Company's business, consistent with the normal business practices of the Company and the LLC as in effect on or prior to the date hereof.

     10.10 Construction; Interpretation. The headings contained in this
           ----------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     10.11 Certain Obligations.  Whenever this Agreement requires the Company to
           -------------------
take any action or to refrain from taking any action, such requirement shall be deemed to include an undertaking on the part of each of the Shareholders to use his best efforts to cause the Company to take such action or to refrain from taking such action, as the case may be.

     10.12 Dispute Resolution.
           ------------------

           (a) Except for actions by any party seeking equitable, injunctive or other relief as provided in Section 10.7, any controversy, dispute or claim arising out of or relating to this Agreement (or the breach hereof) that cannot be resolved by good faith negotiation between or among the parties shall be finally submitted to JAMS for final and binding arbitration pursuant to the comprehensive arbitration rules for commercial cases of JAMS and pursuant to the law set forth in the United States Arbitration Act. Such arbitration shall be held before a single arbitrator who shall be a retired California state judge. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

           (b) The decision of the arbitrator shall be final, unappealable and binding, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be authorized to award any relief, whether legal or equitable, to the party so entitled to such relief.

               (c) In respect of any suit, action or other proceeding relating to the enforcement of any award rendered by the arbitrator, each party irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in the County of Alameda, State of California.

               (d) The arbitrator shall be authorized to apportion its fees and expenses and the reasonable attorney's fees and expenses of the parties as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expense of the arbitrator will be borne fifty percent (50%) by Certicom, on the one hand, and fifty percent (50%) by the Shareholders, on the other, and each party will bear the fees and expenses of its own attorney. Any such fees and expenses borne by the Shareholders shall be paid out of the Escrow.

               (e) The parties agree that this Section 10.12 has been included to rapidly and inexpensively resolve any claims or disputes between or among them with respect to this Agreement, and that this Section 10.12 shall be grounds for dismissal of any action commenced by any party in any court with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award or other than any action contemplated by Section
10.7. The parties shall keep confidential, and shall not disclose to any person, except as may be required by applicable Law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties as of the date first above written.

COMPANY
-------

DRG RESOURCES GROUP INC.,
a Delaware corporation


By:    _____________________________
Name:  James Cowing
Title: President

CERTICOM
--------

CERTICOM CORP.,
a Yukon, Canada corporation


By:    _____________________________
Name:  Richard M. Depew
Title:


MERGER SUB
----------

DRG ACQUISITION CORP.,
a Delaware corporation


By:    _____________________________
Name:  Richard M. Depew
Title: President

SHAREHOLDERS
------------


________________________________________
           JAMES COWING


 _______________________________________
           DANIEL MOY

__________________________________________
          MICHAEL HARRIS

                                   EXHIBIT A
                                   ---------


                                                Number of
Name                                            Certicom Common Shares
----                                            ----------------------
Jim Cowing                                      159,038

Michael Harris                                  159,038

Dan Moy                                         79,519

                                   EXHIBIT B
                                   ---------

                                  EXHIBIT C-1
                                  -----------

                                  EXHIBIT C-2
                                  -----------

                                  EXHIBIT D-1
                                  -----------

                                  EXHIBIT D-2
                                  -----------

                                   EXHIBIT E
                                   ---------

                                   EXHIBIT F
                                   ---------

                                   EXHIBIT G
                                   ---------

                               TABLE OF CONTENTS

                                                                                  Page
ARTICLE I     THE MERGER..........................................................   2

         1.1  The Merger..........................................................   2
         1.2  Time and Place of Closing...........................................   2
         1.3  Effective Time of the Merger........................................   2
         1.4  Effects of the Merger...............................................   2
         1.5  Directors and Officers..............................................   2
         1.6  Certificate of Incorporation; Bylaws................................   3
         1.7  Conversion of Shares................................................   3
         1.8  Delivery of Certificates............................................   4
         1.9  Escrow..............................................................   5
        1.10  Dissenting Shares...................................................   5
        1.11  Tax Treatment.......................................................   6
        1.12  Definitions.........................................................   6

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS..   8

         2.1  Organization, Standing and Power....................................   8
         2.2  Authority and Enforceability........................................   9
         2.3  Subsidiaries........................................................   9
         2.4  Capital Structure...................................................   9
         2.5  Title to Assets; Condition; Sufficiency of Assets...................  10
         2.6  No Violations Resulting From Transactions...........................  11
         2.7  Compliance with Laws................................................  11
         2.8  Litigation..........................................................  12
         2.9  Taxes...............................................................  12
        2.10  Employees...........................................................  13
        2.11  Financial Advisors..................................................  13
        2.12  Financial Statements................................................  13
        2.13  No Undisclosed Liabilities..........................................  14
        2.14  Absence of Certain Developments.....................................  14
        2.15  Intellectual Property...............................................  14
        2.16  Real Property.......................................................  16
        2.17  Insurance...........................................................  17
        2.18  Material Contracts..................................................  17
        2.19  Related Party Transactions..........................................  19
        2.20  Restrictions on Business Activities.................................  20
        2.21  Books and Records...................................................  20
        2.22  Allocation of Merger Consideration..................................  20

                               TABLE OF CONTENTS

                                                                                  Page
        2.23  No Misrepresentation................................................  20
        2.24  Benefit Plans.......................................................  21
        2.25  Environmental Matters...............................................  22
        2.26  Tangible Net Worth..................................................  23

ARTICLE III   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS.......  23

         3.1  Representations and Warranties of the Shareholders..................  23

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND CERTICOM...........  27

         4.1  Organization, Standing and Power....................................  27
         4.2  Authority...........................................................  28
         4.3  Capital Structure...................................................  28
         4.4  Issuance of Shares by Certicom......................................  28
         4.5  Exchange Listing....................................................  28
         4.6  No Violations Resulting From Transactions...........................  28
         4.7  Litigation..........................................................  29
         4.8  OSC Reports.........................................................  29
         4.9  Absence of Certain Changes or Events................................  30
        4.10  Merger Sub..........................................................  30
        4.11  Intent Consistent with Reorganization...............................  30

ARTICLE V     COVENANTS RELATING TO CONDUCT OF BUSINESS...........................  30

         5.1  Conduct of the Company's Business Pending the Closing...............  30
         5.2  No Solicitation.....................................................  32
         5.3  Advice of Changes; Governmental Filings.............................  33

ARTICLE VI    ADDITIONAL AGREEMENTS...............................................  33

         6.1  Access to Information; Confidentiality..............................  33
         6.2  Additional Agreements...............................................  34
         6.3  Publicity...........................................................  34
         6.4  Notification of Certain Matters.....................................  34
         6.5  Directors' and Officers' Indemnification............................  35
         6.6  Company Stock Options...............................................  35
         6.7  Distribution of Excess Working Capital..............................  36

                               TABLE OF CONTENTS

                                                                                  Page
ARTICLE VII   CONDITIONS PRECEDENT................................................  36

         7.1  Conditions to Obligations of All Parties............................  36
         7.2  Conditions of Obligations of Merger Sub and Certicom................  37
         7.3  Conditions of Obligations of the Company and the Shareholders.......  38

ARTICLE VIII  TERMINATION AND AMENDMENT...........................................  39

         8.1  Termination.........................................................  39
         8.2  Effect of Termination...............................................  40
         8.3  Amendment...........................................................  40
         8.4  Extension; Waiver...................................................  41

ARTICLE IX    SURVIVAL; INDEMNIFICATION...........................................  41

         9.1  General Survival....................................................  41
         9.2  Indemnification.....................................................  42
         9.3  Procedures for Indemnification......................................  43
         9.4  Defense of Third Party Claims.......................................  43
         9.5  Manner of Indemnification...........................................  44

ARTICLE X     GENERAL PROVISIONS..................................................  45

        10.1  Notices.............................................................  45
        10.2  Counterparts........................................................  46
        10.3  Entire Agreement; No Third Party Beneficiaries......................  46
        10.4  Governing Law.......................................................  46
        10.5  Severability........................................................  46
        10.6  Assignment..........................................................  47
        10.7  Specific Performance................................................  47
        10.8  Fees and Expenses...................................................  47
        10.9  Definition of Knowledge and Ordinary Course.........................  47
       10.10  Construction; Interpretation........................................  48
       10.11  Certain Obligations.................................................  48
       10.12  Dispute Resolution..................................................  48

    An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                       AMENDMENT NO. 1 TO AGREEMENT AND
                       --------------------------------

                                PLAN OF MERGER
                                --------------



          This Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger dated as of September 7, 2000 (the "Merger Agreement"), is entered into as of September 12, 2000, by and among Certicom Corp. ("Certicom"), DRG Acquisition Corp. ("Merger Sub"), DRG Resources Group, Inc. (the "Company"), Jim Cowing ("Mr. Cowing"), Michael Harris ("Mr. Harris"), and Dan Moy ("Mr. Moy"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

          WHEREAS, Certicom, Merger Sub, the Company, Mr. Cowing, Mr. Harris, and Mr. Moy desire to modify certain terms of the Merger Agreement as more fully set forth below;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Certicom, Merger Sub, the Company, Mr. Cowing, Mr. Harris, and Mr. Moy hereby agree as follows:

          1. The parties agree that the date of the acquisition of the Company by Certicom shall be September 12, 2000, and that effective control of the Company, including the risks and rewards of ownership, passed to Certicom on that date. Therefore, it is the parties' express intent and understanding that the Closing Date of the Merger shall be September 12, 2000.

          2. The Company and the Shareholders represent and warrant that as of the Closing Date and as of the Effective Time, 397,595 shares of Company Stock were issued and outstanding. Accordingly, Section 1.7(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "(b) Company Stock. Subject to the terms of this Agreement, at the
               -------------
Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, Certicom or the holders of any Company Stock, each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the Company's treasury or by any subsidiary of the Company, (ii) any Company Dissenting Shares (as defined in Section 1.10) and (iii) shares held by Certicom, Merger Sub or any other subsidiary of Certicom) shall be cancelled and converted into the right to receive, subject to the indemnification and escrow provisions of this Agreement, one Certicom Common

Share (as hereinafter defined). Such Certicom Common Shares, subject to such indemnification and escrow provisions, are collectively referred to herein as the "Merger Consideration." The Merger Consideration shall be allocated and
     --------------------
fractional Certicom Common Shares shall be rounded as set out on Exhibit A."
                                                                 ---------

          3. Except as expressly modified herein, the Merger Agreement remains unmodified and in full force and effect. The parties hereto expressly ratify and reaffirm the terms of the Merger Agreement as modified by this Amendment.

          4. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


COMPANY
-------

DRG RESOURCES GROUP INC.,
a Delaware corporation



By:    ______________________________
Name:  James Cowing
Title: President



CERTICOM
--------

CERTICOM CORP.,
a Yukon, Canada corporation



By:    ______________________________
Name:  Richard D. Brounstein
Title: Senior Vice President and Chief
       Financial Officer


MERGER SUB
----------

DRG ACQUISITION CORP.,
a Delaware corporation



By:    ______________________________
Name:  Richard D. Brounstein
Title: Secretary and Treasurer

SHAREHOLDERS
------------






______________________________________________
                 JAMES COWING







______________________________________________
                 DANIEL MOY







 ______________________________________________
                 MICHAEL HARRIS